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                                                                    Exhibit 23.1

                                                                   Page 10 of 11

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Arrhythmia Research Technology, Inc.
1101 Capital of Texas Highway South
Building G, Suite 200
Austin, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 16, 2001, relating to the consolidated financial statements and schedules of Arrhythmia Research Technology, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                                  /s/ BDO Seidman, LLP
                                                      --------------------
                                                      BDO Seidman, LLP



Gardner, Massachusetts
August 2, 2001